          EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference of our report, dated March 23, 2000 (March 28, 2001 with respect to Note 4), with respect to the financial statements of MBC Holding Company (the “Company”) included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-8, No. 33-17442 and No. 333-38280.

                                                                                  /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
April 2, 2001